UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2011

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1201 Charleston Road

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 20, 2011, Omnicell, Inc. (“Omnicell”) entered into a Lease Agreement (the “Lease Agreement”) with Middlefield Station Associates, LLC (“Landlord”). Pursuant to the Lease Agreement, Landlord will construct a single, three story building consisting of approximately 99,880 square feet of rentable space located at 590 Middlefield Road in Mountain View, California (the “Leased Premises ”), and Omnicell will subsequently lease the Leased Premises.

Landlord has agreed to construct the shell and core improvements of the Leased Premises, including substantial plumbing, HVAC, and electrical work, at its sole expense. Landlord has agreed to build out the Leased Premises interior to Omnicell specifications and will allot an allowance of $4,387,758 towards the cost of such work. Omnicell expects such allowance to fully fund the build out of the Leased Premises.

The term of the Lease Agreement is for a period of 120 months, commencing on November 1, 2012 (but such commencement is subject to adjustment based on when Landlord completes its obligations with respect to the construction of the Leased Premises). Omnicell has two options to extend the term of the Lease Agreement; both extensions are for an additional 60 month term.

Landlord will commence charging rent three months after the commencement date of the Lease Agreement begins, and base rent will be $2.79 per rentable square foot per month. If the Leased Premises design does not change and the total size as constructed is 99,880 square feet, the base rent would start at $278,665 per month. Base rent will increase by 3% each year, beginning on the first anniversary of the date the Lease Agreement term commences. Omnicell will also pay property expenses, taxes, insurance, a management fee, and other costs to Landlord as additional rent and charges. The Lease Agreement provides Omnicell with the option to install, at its sole expense, a solar panel array to provide a minimum of 25 kilowatts of power to the building.

Under the Lease Agreement, Omnicell agreed to provide Landlord $363,304 as a security deposit.

The Lease Agreement contains customary representations, warranties and covenants by Omnicell and Landlord.

In general, Omnicell may terminate the lease if Landlord cannot substantially complete construction of the Leased Premises by November 30, 2013.

This Current Report on Form 8-K summarizes the material provisions of the Lease Agreement; for additional information please refer to the full text of the Lease Agreement, which will be filed as an exhibit to Omnicell’s Annual Report on Form 10-K for the fiscal year ending December 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: October 25, 2011	By:	/s/ Dan S. Johnston
Dan S. Johnston
Vice President and
General Counsel